Exhibit 99.1

ARUBA NETWORKS REPORTS RECORD FISCAL SECOND QUARTER

2013 FINANCIAL RESULTS

•	Second Quarter Revenue Increased by 23 Percent Year-Over-Year and 8 Percent Quarter-Over-Quarter to a record $155.4 Million

•	Strong Gross Margin and Leverage Lead to Record Operating Margin

•	Generated $45.7 Million in Cash Flow from Operations and Increased Cash and Short Term Investments to $402.3 Million

SUNNYVALE, Calif., February 21, 2013 – Aruba Networks, Inc. (NASDAQ: ARUN) today released financial results for its second quarter of fiscal year 2013 ended January 31, 2013.

Revenue for Q2’13 of $155.4 million grew 23 percent from the $126.3 million reported in Q2’12. GAAP net income for Q2’13 was $5.0 million, or $0.04 per share, compared with GAAP net loss of $11.4 million, or $0.11 per share, in Q2’12.

Non-GAAP net income for Q2’13 was $27.3 million, or $0.22 per share, compared with Q2’12 non-GAAP net income of $19.4 million, or $0.16 per share. GAAP and Non-GAAP earnings per share included a $0.02 per share benefit related to the reinstatement of the U.S. federal research and development (R&D) tax credit on January 2, 2013. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

“We delivered another strong topline quarter and achieved our fifteenth consecutive quarter of record revenue,” said Dominic Orr, Aruba’s president and chief executive officer. “Our differentiated approach and value proposition continue to resonate with customers. A number of our new products contributed to our growth as our industry leading product portfolio is helping organizations around the globe securely manage the proliferation of mobile devices and applications accessing their networks. Aruba’s application-aware MOVE architecture delivers the security, reliability and scalability that our customers need at the mobile edge as well as the needed visibility into all aspects of the access network.”

Commenting on the company’s financial results, Michael Galvin, Aruba’s chief financial officer, added, “In the second quarter we delivered strong financial and operating results with record operating margin. Additionally, we generated a record $45.7 million in cash flow from operations, purchased 1.0 million shares of common stock under the repurchase program and ended the quarter with $402.3 million in cash, cash equivalents and short-term investments.”

Recent Highlights

•	Introduced New Aruba 7200 Series Mobility Controllers with Aruba AppRF Technology. The new Aruba 7200 Series with new Aruba AppRF technology is the only wireless LAN platform with the integrated application intelligence and controls to optimize application delivery.

•	Rex Healthcare Deployed Aruba Networks Wireless Infrastructure to Enable Key Medical Applications, Address BYOD. After evaluating a number of wireless network vendors, Rex Healthcare found that Aruba offered the most cost-effective, easy-to-manage solution for their needs. Rex Healthcare deployed a wireless network based on the Aruba Mobile Virtual Enterprise (MOVE) architecture to deliver secure and reliable access to the organization’s Electronic Medical Records (EMR) and wireless patient monitoring devices. The network also supports Bring Your Own Device (BYOD) by enabling employees to connect to the network on their personal smartphones, tablets and other mobile devices.

•	HarborLink Selected Aruba for Managed Wi-Fi Service Upgrade at Fast-Growing Restaurant Chain. HarborLink chose Aruba Instant, Aruba’s controller-less Wi-Fi solution, for the restaurant deployment because of its built-in reliability, zero-touch provisioning and ease of management. When complete, HarborLink will have installed Aruba’s Instant access points (IAPs) in more than 800 of the restaurant chain’s locations across the United States and Canada enabling free Wi-Fi access for restaurant patrons.

•	Quinnipiac University Upgraded its Network with Aruba MOVE Architecture and Replaced 250 Cisco Access Switches with the Aruba S3500 Mobility Access Switch. Quinnipiac University selected the Aruba MOVE architecture to deliver robust, reliable and secure network access to all students, staff and faculty across its three campuses and the new infrastructure is designed to provide the IT department with comprehensive visibility and control of both wired and wireless network resources.

Conference Call Information

Aruba will host a conference call for analysts and investors to discuss its second quarter of fiscal year 2013 results today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). Open to the public, investors may access the call by dialing +1-480-629-9760. A live webcast of the conference call will also be accessible from the “Investor Relations” section of the company’s website at www.arubanetworks.com. Following the webcast, an archived version will be available on the website for twelve months. To hear the replay, parties in the United States and Canada should call 1-800-406-7325 and enter passcode 4591677. International parties can access the replay at +1-303-590-3030 and should enter passcode 4591677.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements regarding our expected strategies, markets and product positions, performance and results.

These forward-looking statements involve risks and uncertainties, as well as assumptions, which if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, among others: business and economic conditions and growth trends in the networking industry, our vertical markets and various geographic regions; changes in overall information technology spending; and those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent reports on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission, or SEC, on October 11, 2012 and December 7, 2012, respectively, and available on the investor relations portion of our website at www.arubanetworks.com and on the SEC’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to us as of the date of this release, and we do not assume any obligation to update these forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

The financial statements that follow should be read in conjunction with the notes set forth in our Quarterly Report on Form 10-Q when filed with the SEC.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP net income and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Non-GAAP net income and EPS. Aruba defines non-GAAP net income as net income plus stock-based expenses and related payroll taxes, amortization of acquired intangible assets and other acquisition related expenses, and the change in the valuation of the contingent rights liability, less the related tax effects. Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding. Aruba’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain expenses that may not be indicative of Aruba’s “recurring operating results,” meaning its operating performance excluding not only stock-based expenses and related payroll taxes, but also discrete charges that are infrequent in nature. Further, Aruba’s management excludes from non-GAAP net income the tax effects of these non-GAAP financial measures, as without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on the company’s operating results. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Aruba’s management believes that providing non-GAAP financial measures that exclude stock-based expenses allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s operating results over different periods of time. Similarly, by excluding amortization expense of acquired intangible assets and other acquisition related expenses, and the change in the valuation of the contingent rights liability, less the related tax effects, Aruba’s management believes that investors can better understand and measure the company’s recurring operating results.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude some costs, namely stock-based expenses and related payroll taxes, that are recurring. Stock-based expenses and related payroll taxes have been and will continue to be for the foreseeable future a significant recurring expense in Aruba’s business. Second, stock-based awards are an important part of Aruba’s employees’ compensation and impact their performance. Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluates these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables provide reconciliations between these financial measures and their most directly comparable GAAP equivalents.

A copy of this press release can be found on the investor relations page of Aruba Networks’ website at www.arubanetworks.com.

# # #

About Aruba Networks, Inc.

Aruba Networks is a leading provider of next-generation network access solutions for the mobile enterprise. The company’s Mobile Virtual Enterprise (MOVE) architecture unifies wired and wireless network infrastructures into one seamless access solution for corporate headquarters, mobile business professionals, remote workers and guests. This unified approach to access networks enables IT organizations and users to securely address the Bring Your Own Device (BYOD) phenomenon, dramatically improving productivity and lowering capital and operational costs.

Listed on the NASDAQ and Russell 2000® Index, Aruba Networks is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, Africa and Asia Pacific regions. For real-time news updates, follow Aruba Networks on Twitter and Facebook or read our corporate blog, Aruba Atmosphere.

© 2013 Aruba Networks, Inc. Aruba Networks’ trademarks include the design mark for AirWave, Aruba Networks®, Aruba Wireless Networks®, the registered Aruba the Mobile Edge Company logo, the registered AirWave logo, Aruba Mobility Management System®, Mobile Edge Architecture®, People Move. Networks Must Follow®, RFProtect®, Green Island®. All rights reserved. All other trademarks are the property of their respective owners.

# # #

IR Contacts
Aruba Networks, Inc.	The Blueshirt Group, Investor Relations
Michael Galvin	Chris Danne, Maria Riley
Chief Financial Officer	+1-415-217-7722
ir@arubanetworks.com	ir@arubanetworks.com

Aruba Networks, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	January 31,	July 31,
	2013	2012
Assets
Current assets
Cash and cash equivalents	$177,645	$133,629
Short-term investments	224,671	212,601
Accounts receivable, net	70,129	80,190
Inventory, net	29,440	22,202
Deferred cost of revenue	10,162	11,241
Prepaids and other	19,997	18,996
Deferred income tax assets, current	36,216	34,584

Total current assets	568,260	513,443
Property and equipment, net	24,917	19,901
Goodwill	56,947	56,947
Intangible assets, net	23,199	27,036
Deferred income tax assets, non-current	20,000	20,664
Other non-current assets	10,022	10,905

Total non-current assets	135,085	135,453

Total assets	$703,345	$648,896

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$75,991	$74,879
Income taxes payable	1,071	2,032
Deferred revenue, current	89,910	80,602

Total current liabilities	166,972	157,513
Deferred revenue, non-current	28,200	22,375
Other non-current liabilities	7,089	2,118

Total non-current liabilities	35,289	24,493

Total liabilities	202,261	182,006

Stockholders’ equity
Common stock	11	11
Additional paid-in capital	612,158	582,077
Accumulated other comprehensive loss	(1,456)	(1,405)
Accumulated deficit	(109,629)	(113,793)

Total stockholders’ equity	501,084	466,890

Total liabilities and stockholders’ equity	$703,345	$648,896

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

Aruba Networks, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	January 31,		January 31,
	2013	2012	2013	2012
Revenue
Product	$130,901	$105,970	$250,123	$207,101
Professional services and support	24,461	20,305	49,721	38,526

Total revenue	155,362	126,275	299,844	245,627

Cost of revenue
Product	37,665	30,452	73,826	62,521
Professional services and support	6,991	5,030	12,948	9,576

Total cost of revenue	44,656	35,482	86,774	72,097

Gross profit	110,706	90,793	213,070	173,530

Operating expenses
Research and development	34,688	27,926	66,651	52,393
Sales and marketing	57,398	49,720	111,317	95,335
General and administrative	12,399	12,698	24,350	23,798

Total operating expenses	104,485	90,344	202,318	171,526

Operating income	6,221	449	10,752	2,004
Other income, net
Interest income	293	299	609	575
Other income, net	978	2,731	1,254	3,558

Total other income, net	1,271	3,030	1,863	4,133

Income before income taxes	7,492	3,479	12,615	6,137
Provision for income taxes	2,502	14,861	8,451	17,986

Net income (loss)	$4,990	$(11,382)	$4,164	$(11,849)

Shares used in computing net income (loss) per common share, basic	112,584	108,084	112,280	107,010

Net income (loss) per common share, basic	$0.04	$(0.11)	$0.04	$(0.11)

Shares used in computing net income (loss) per common share, diluted	123,270	108,084	122,953	107,010

Net income (loss) per common share, diluted	$0.04	$(0.11)	$0.03	$(0.11)

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

Aruba Networks, Inc.

Condensed Consolidated Statements of Operations

(GAAP to Non-GAAP Reconciliation)

(In thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	January 31,		January 31,
	2013	2012	2013	2012
GAAP net income (loss)	$4,990	$(11,382)	$4,164	$(11,849)

Plus:
a) Stock-based compensation expenses	25,033	22,924	47,595	42,189
b) Payroll taxes on stock-based compensation expenses	683	541	1,319	1,046
c) Amortization expense of acquired intangible assets and other acquisition-related expenses	2,635	2,634	5,299	4,622
d) Change in valuation of contingent rights liability	(1,264)	(2,321)	(1,665)	(3,238)
e) Income tax effect of non-GAAP exclusions	(4,734)	6,969	(7,281)	3,310

Non-GAAP net income	$27,343	$19,365	$49,431	$36,080

GAAP net income (loss) per common share	$0.04	$(0.11)	$0.03	$(0.11)

Plus:
a) Stock-based compensation expenses	0.20	0.20	0.39	0.36
b) Payroll taxes on stock-based compensation expenses	0.01	0.01	0.01	0.01
c) Amortization expense of acquired intangible assets and other acquisition-related expenses	0.02	0.02	0.04	0.04
d) Change in valuation of contingent rights liability	(0.01)	(0.02)	(0.01)	(0.03)
e) Income tax effect of non-GAAP exclusions	(0.04)	0.06	(0.06)	0.03

Non-GAAP net income per common share	$0.22	$0.16	$0.40	$0.30

Shares used in computing diluted GAAP net income (loss) per common share	123,270	108,084	122,953	107,010

Shares used in computing diluted non-GAAP net income per common share	123,270	120,045	122,953	119,258

Aruba Networks, Inc.

Condensed Consolidated Statements of Operations

As a Percentage of Total Revenue

(Unaudited)

	Three months ended		Six months ended
	January 31,		January 31,
	2013	2012	2013	2012
Revenue
Product	84.3%	83.9%	83.4%	84.3%
Professional services and support	15.7%	16.1%	16.6%	15.7%

Total revenue	100.0%	100.0%	100.0%	100.0%
Cost of revenue
Product	24.2%	24.1%	24.6%	25.5%
Professional services and support	4.5%	4.0%	4.3%	3.9%

Total cost of revenue	28.7%	28.1%	28.9%	29.4%

Gross profit	71.3%	71.9%	71.1%	70.6%

Operating expenses
Research and development	22.3%	22.1%	22.3%	21.3%
Sales and marketing	37.0%	39.4%	37.1%	38.8%
General and administrative	8.0%	10.0%	8.1%	9.7%

Total operating expenses	67.3%	71.5%	67.5%	69.8%

Operating income	4.0%	0.4%	3.6%	0.8%

Other income, net
Interest income	0.2%	0.2%	0.2%	0.2%
Other income, net	0.6%	2.2%	0.4%	1.5%

Total other income, net	0.8%	2.4%	0.6%	1.7%

Income before income taxes	4.8%	2.8%	4.2%	2.5%
Provision for income taxes	1.6%	11.8%	2.8%	7.3%

Net income (loss)	3.2%	(9.0%)	1.4%	(4.8%)

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

Aruba Networks, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	January 31,
	2013	2012
Cash flows from operating activities
Net income (loss)	$4,164	$(11,849)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,859	8,974
Provision for doubtful accounts	183	(19)
Write downs for excess and obsolete inventory	3,214	2,696
Stock-based compensation expenses	47,595	42,189
Accretion of purchase discounts on short-term investments	535	603
Loss on disposal of fixed assets	—	10
Change in carrying value of contingent rights liability	(1,665)	(3,238)
Deferred income taxes	(1,056)	19,250
Recovery of escrow funds	—	(702)
Excess tax benefit associated with stock-based compensation	(1,990)	(12,066)
Changes in operating assets and liabilities:
Accounts receivable	9,877	(778)
Inventory	(12,021)	1,558
Prepaids and other	(272)	(3,003)
Deferred cost of revenue	1,078	(2,336)
Other assets	2,376	(15,614)
Deferred revenue	15,134	22,322
Accounts payable and other liabilities	(55)	(18,133)
Income taxes payable	4,633	12,520

Net cash provided by operating activities	82,589	42,384

Cash flows from investing activities
Purchases of short-term investments	(124,012)	(109,952)
Proceeds from sales of short-term investments	50,502	26,525
Proceeds from maturities of short-term investments	60,098	24,500
Purchases of property and equipment	(10,807)	(5,345)
Cost method investment	(1,500)	—
Cash paid in purchase acquisitions, net of cash acquired	—	(21,086)

Net cash used in investing activities	(25,719)	(85,358)

Cash flows from financing activities
Proceeds from issuance of common stock	15,648	15,200
Repurchases of common stock under stock repurchase program	(30,511)	—
Excess tax benefit associated with stock-based compensation	1,990	12,066

Net cash (used in) provided by financing activities	(12,873)	27,266

Effect of exchange rate changes on cash and cash equivalents	19	(640)

Net increase in cash and cash equivalents	44,016	(16,348)
Cash and cash equivalents, beginning of period	133,629	80,773

Cash and cash equivalents, end of period	$177,645	$64,425

Supplemental disclosure of cash flow information
Income taxes paid	$2,134	$3,410

Supplemental disclosure of non-cash investing and financing activities
Common stock issued in purchase acquisitions	$—	$12,000